Exhibit 99.1


                                 AUDITORS' REPORT

To ACC CORP.:


        We have audited the consolidated balance sheets of ACC TelEnterprises Ltd. as at December 31, 1995 and 1994 and the consolidated statements of operations, deficit and changes in financial position for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1995 and 1994 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.

Arthur Andersen & Co.

January 25, 1996
Mississauga, Canada

ACC TELENTERPRISES, LTD.
CONSOLIDATED BALANCE SHEETS
(Amounts in 000s)

                                                                  As at December 31,

                                                              1995              1994
                                                          --------------------------------
CURRENT ASSETS:
Cash                                                              $709           $1,247
Accounts receivable, net                                        21,040           15,024
Prepaid and other assets                                         1,156              773
Due from affiliates                                                242              306
                                                          --------------------------------
     TOTAL CURRENT ASSETS                                       23,147           17,350
                                                          --------------------------------
PROPERTY, PLANT, AND EQUIPMENT, net                             16,017           13,604
                                                          --------------------------------
OTHER ASSETS:
Customer base and other assets, net                             13,410           10,997
Goodwill, net                                                    6,907                -
                                                          --------------------------------
                                                                20,317           10,997
                                                          --------------------------------
     TOTAL ASSETS                                              $59,481          $41,951
                                                          ================================

CURRENT LIABILITIES:
Current maturities of long-term debt                              $854             $354
Accounts payable and accrued liabilities                        20,612           15,350
Notes payable                                                    2,583                -
Due to affiliates                                                5,723              893
                                                          --------------------------------
     TOTAL CURRENT LIABILITIES                                  29,772           16,597
                                                          --------------------------------
LONG-TERM DEBT:
Due to affiliates                                               22,444           19,547
Capital leases and other                                         1,008              185
                                                          --------------------------------
     TOTAL LONG-TERM DEBT                                       23,452           19,732
                                                          --------------------------------
SHAREHOLDERS' EQUITY:
Capital stock                                                   22,994           22,990
Deficit                                                        (16,737)         (17,368)
                                                          --------------------------------
     TOTAL SHAREHOLDERS' EQUITY                                  6,257            5,622
                                                          --------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $59,481          $41,951
                                                          ================================

The accompanying notes are an integral part of these statements.

The amounts above are stated in Canadian dollars.
The exchange rates to U.S. dollars at December 31, 1995 and 1994 were .732 and .712, respectively.

ACC TELENTERPRISES, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in 000s except per share data)

                                                          For the Years Ended December 31,

                                                               1995           1994
                                                          -------------------------------
REVENUE:
Toll                                                          $108,816       $89,071
Local service lines                                              1,486             -
Leased line and other                                            9,700         6,440
                                                          -------------------------------
                                                               120,002        95,511

Network costs                                                   76,130        65,482
                                                          -------------------------------
GROSS MARGIN                                                    43,872        30,029

OPERATING EXPENSES:
Depreciation and amortization                                    6,364         6,353
Selling expense                                                 12,420         9,596
General and administative expenses                              21,447        17,589
Equal access costs                                                   -         3,191
                                                          -------------------------------
                                                                40,231        36,729
                                                          -------------------------------
Income (loss) from operations                                    3,641        (6,700)

OTHER INCOME (EXPENSE):
Interest income                                                    123            20
Interest expense                                                (3,080)       (1,126)
Foreign exchange loss                                              (53)         (118)
                                                          -------------------------------
                                                                (3,010)       (1,224)
                                                          -------------------------------
Income (loss) before income taxes                                  631        (7,924)

PROVISION FOR INCOME TAXES                                           -         3,078
                                                          -------------------------------
NET INCOME (LOSS)                                                 $631      ($11,002)
                                                          ===============================
EARNINGS (LOSS) PER SHARE                                        $0.10        ($1.67)
                                                          ===============================

The accompanying notes are an integral part of these statements.

The amounts above are stated in Canadian dollars.

ACC TELENTERPRISES, LTD.
CONSOLIDATED STATEMENTS OF DEFICIT
(Amounts in 000s)

                                  For the Years Ended December 31,
                                        1995       1994
                                     -----------------------
DEFICIT, beginning of year             (17,368)    (6,366)

Net income (loss)                          631    (11,002)
                                     -----------------------
DEFICIT, end of year                   (16,737)   (17,368)
                                     =======================

The accompanying notes are an integral part of these statements.

The amounts above are stated in Canadian dollars.

ACC TELENTERPRISES, LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
(Amounts in 000s)

                                                        For the Years Ended December 31,
                                                               1995           1994
- ---------------------------------------------------------------------------------------
OPERATING:
Net income (loss)                                               $631       ($11,002)
                                                           ----------------------------
ADJUSTMENT FOR NON-CASH ITEMS:
Depreciation and amortization                                  6,364          6,353
Deferred income taxes                                              -          2,040

(INCREASE) DECREASE IN ASSETS:
Accounts receivable, net                                      (4,378)        (2,106)
Prepaid and other assets                                         167             37
Income taxes recoverable                                           -            942

INCREASE (DECREASE) IN LIABILITIES:
Accounts payable and accrued liabilities                      (1,881)         5,676
                                                           ----------------------------
          Cash provided by operating activities                  903          1,940
                                                           ----------------------------

INVESTING:
Additions to property, plant, and equipment                   (4,220)        (6,150)
Purchase of Metrowide Communications, net of cash acquired    (6,524)             -
Customer base acquisition costs                                 (629)        (3,913)
Installation costs                                              (706)          (871)
Other assets                                                     (18)           (46)
                                                           ----------------------------
          Cash used in investing activities                  (12,097)       (10,980)
                                                           ----------------------------
FINANCING:
Due to affiliates                                              7,792         10,322
Notes payable issued on purchase of Metrowide Communications   3,833              -
Repayment of notes payable                                    (1,250)             -
Stock options exercised                                            3              -
Repayments on line of credit                                    (226)             -
Capital leases and other                                         504           (897)
                                                           ----------------------------
          Cash provided by financing activities               10,656          9,425
                                                           ----------------------------
NET INCREASE (DECREASE) IN CASH                                 (538)           385

CASH, BEGINNING OF YEAR                                        1,247            862
                                                           ----------------------------
CASH, END OF YEAR                                               $709         $1,247
                                                           ============================

The accompanying notes are an integral part of these statements.

The amounts above are stated in Canadian dollars.

                             ACC TELENTERPRISES, LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (Amounts in Canadian dollars in 000s, except as otherwise indicated)


1.  Summary Of Significant Accounting Policies

Consolidated Financial Statements and Basis of Financial Reporting:

The consolidated financial statements include all accounts of ACC
TelEnterprises Ltd. ("the company") and its principal operating subsidiaries ACC Long Distance Inc. and Metrowide Communications Inc. (See note 4). All significant intercompany accounts and transactions have been eliminated.

Company Background:

The company and certain of its subsidiaries provide local line services to business customers in the provinces of Ontario and Quebec, and provide long distance voice and data telecommunications services to business and residential customers in the provinces of Ontario, Quebec, British Columbia, Manitoba, Alberta, Nova Scotia, New Brunswick, and Prince Edward Island.

Related Companies:

Related parties include ACC Corp., the company's parent company, which owns approximately 70% of the issued capital stock; ACC Corp.'s United States subsidiary, ACC Long Distance Corp.; and its United Kingdom subsidiary, ACC Long Distance UK Ltd. Intercompany transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Currency Forward Contracts:

The company enters into contracts to buy and sell Canadian dollars in the future in order to protect the U.S. dollar value of certain currency positions and future foreign currency transactions. The company does not engage in speculation. The gains and losses on these contracts are included in income in the period in which the exchange rates change. The discounts and premiums of the forward contracts are amortized over the life of the contracts.

Revenue:

The company records as revenue the amount of communications services rendered, as measured by the related minutes of toll traffic processed or flat-rate services billed, after deducting an estimate of the traffic or services which will neither be billed nor collected.

Property, Plant and Equipment:

Property, plant and equipment are recorded at original cost including materials, direct labor, and overhead costs.

Depreciation and amortization of property, plant and equipment is computed using the straight-line method over the following estimated useful lives:
- ----------------------------------------------------------------
Leasehold improvements                          Life of lease
Equipment, including assets
  under capital leases                          2 to 15 years
Computer software                               5 to 10 years
Office furniture and equipment                  3 to 10 years
- ----------------------------------------------------------------

Major additions and betterments are capitalized at cost, while maintenance and repairs are expensed as incurred. The cost of property, plant and equipment sold or otherwise disposed of and the related allowance for depreciation and amortization are eliminated from the accounts at the time of disposal and resulting gains or losses are included in the statements of income.

Goodwill and Customer Base:

The company's acquisition of the Metrowide group of companies has been accounted for using the purchase method. The purchase price was allocated to the assets and liabilities of the acquired companies based on their fair values at the acquisition date. The excess of the purchase price over the net assets acquired has been recorded as goodwill and is being amortized on a straight-line basis over 20 years.

Customer base represents the cost of acquiring customer lists, billing information, and service agreements. The company amortizes acquired customer bases on a straight-line basis over 5 to 7 years.

The company continually evaluates its intangible assets in light of events and circumstances that may indicate that the remaining estimated useful life may warrant revision or that the remaining value may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the company uses an estimate of the undiscounted cash flow over the remaining life of the intangible asset in measuring whether that asset is recoverable.

Deferred Installation Costs:

Costs incurred in the installation of local access lines are amortized over a three-year period.


Income Taxes:

The company provides for deferred income taxes on all timing differences between accounting income and taxable income using the deferral method.

Earnings Per Share:

Earnings per share have been calculated based upon the weighted average number of common shares outstanding during the year. The potential exercise of stock options has no current dilutive effect on earnings per share.

Comparative Figures:

Certain of the comparative figures have been reclassified to conform to current presentation.
__________________________________________________________________________

2.  Property, Plant, and Equipment

                                           Accumulated  1995 Net    1994 Net
                                   Cost    Depreciation Book Value  Book Value
                                  -------  ------------ ----------  ----------
Equipment                         $22,486    $10,088      $12,398    $11,628
Office furniture and equipment      1,379        315        1,064        910
Leasehold improvements              1,112        392          720        700
Computer software                     637        140          497        366
Construction in progress            1,338          -        1,338          -
                                  -------  ------------ ----------  ----------
                                  $26,952    $10,935      $16,017    $13,604
                                  -------  ------------ ----------  ----------


3.  Other Assets

                                      Accumulated    1995 Net     1994 Net
                               Cost   Amortization   Book Value   Book Value
                             -------  ------------   ----------   ----------
Customer base                $16,693       $4,583     $12,110       $9,465
Installation costs             3,798        2,695       1,103        1,308
Other                            315          118         197          224
                             -------  ------------   ----------   ----------
                              20,806        7,396      13,410       10,997
Goodwill                       7,054          147       6,907            -
                             -------  ------------   ----------   ----------
                             $27,860       $7,543     $20,317      $10,997
                             -------  ------------   ----------   ----------





4.  Acquisitions


                                         1995              1994
                                      ------------   -----------------
                                      Metrowide(a)   PCN(b)     TCC(b)
                                      ------------   ------     ------


Net assets acquired (liabilities assumed):

Cash                                      $131       $   -      $    -
Working capital deficiency              (5,181)          -           -
Fixed assets                             1,270           -           -
Customer base                            4,200         800       1,535
Goodwill                                 7,054           -           -
Capital leases and other                  (819)          -           -
                                      ------------   ------     ------

                                        $6,655        $800      $1,535
                                      ------------   ------     ------

Financed by:

Cash                                    $2,655        $800      $1,535

Promissory notes payable:

 - due November 1, 1995 at
   Royal Bank of Canada prime rate       1,250           -           -

 - due February 1, 1996 at
   Royal Bank of Canada prime rate       1,250           -           -

 - due August 1, 1996 at
   9% per annum                          1,500           -           -
                                      ------------   ------     ------

                                        $6,655        $800      $1,535
                                      ------------   ------     ------

a)   Metrowide Communications Inc. (Metrowide)

On August 1, 1995, the company acquired all of the issued and outstanding shares of the Metrowide group of companies.

b) Personal Communications Network Inc. (PCN) and 2759454 Canada Inc. (TCC)

During the first quarter of 1994, the company acquired all of the issued and outstanding shares of PCN and TCC. The company entered into a long distance sales representation agreement with Telesense Residential Inc., a company controlled by a former shareholder of TCC, which provided for minimum annual commission payments of $125 paid in equal monthly installments, subject to a 90-day written notice of termination clause. Telesense Residential Inc. terminated this agreement during 1995.

c)  Information Systems Management Corporation

During 1993, the company acquired a long distance customer base and related autodialers. Payments of $1,993 during 1994 were added to the acquired customer base.


5.  Line of Credit

During December 1995, the company entered into a revolving demand loan with the Royal Bank of Canada whereby it was provided with a credit facility of $1 million under which no amount had been drawn at December 31, 1995.

Amounts advanced under this credit facility bear interest at the Royal Bank of Canada prime rate plus 1/2 of 1% per annum. Borrowings under this facility are collateralized by an irrevocable standby letter of credit from a U.S. Bank.

6.  Long-Term Debt

Long-term debt comprises:
                                     1995         1994
                                    -------      -------
Long-term debt due to parent        $22,444      $19,547
Capital leases and other              1,862          539
                                    -------      -------
                                     24,306       20,086
Less-current portion                    854          354
                                    -------      -------
                                    $23,452      $19,732
                                    -------      -------

The long-term debt due to parent is pursuant to a revolving line of credit, which is payable on demand, for which the parent will not require repayment prior to January 1, 1997. Interest on this debt is charged at U.S. prime plus 1%. The debt is denominated in U.S. dollars.

The company has entered into various capital leases for property, plant, and equipment with implicit interest rates that range from 10% to 14%.

Schedule of minimum lease payments:

Year                                       Amount
- ----                                       ------
1996                                       $1,004
1997                                          697
1998                                          397
                                           ------
                                            2,098
Less - amount representing interest           236
                                           ------
                                            1,862
Less - current portion                        854
                                           ------
                                           $1,008
                                           ------

7.  Income Taxes

The company has losses available to offset future income for tax purposes of approximately $12,694 which expire as follows: 2000 - $2,318; 2001 - $10,376.

During the third quarter of 1994, the company wrote-off income taxes recoverable in the amount of $3,078.

8.  Related party Transactions

At December 31, 1995 the company was largely dependent on ACC Corp. to provide its operating and long-term financing. At year-end the company had a revolving line of credit from ACC Corp. in the amount of U.S. $29 million (1994 - U.S. $20 million) of which Cdn. $22.4 million (1994 - Cdn. $19.5 million) had been drawn down  upon.

Related party revenue is recognized when calls originating in the United States or the United Kingdom, by customers of the company's affiliates, terminate in Canada over the company's network.

Related party network costs are recognized when calls originating in Canada terminate in the United States over the ACC Long Distance Corp. network or terminate in the United Kingdom over the ACC Long Distance UK Ltd. network.

Due to affiliates represents network costs charged by the U.S. and U.K. affiliate companies, amounts paid by ACC affiliates on behalf of the company for capital expenditures, and corporate expenses. The corporate expenses include amounts charged monthly by ACC Corp. for various management, operations, and administrative services provided to the company.

Due from affiliates represents net unpaid tolls charged to ACC Long Distance UK Ltd.

Decrease (increase) in payable to U.S. affiliates:
                                           1995         1994
                                        ---------     --------
Network costs                           ($13,851)     ($9,199)
Corporate expenses                        (5,058)      (3,424)
Interest expense                          (1,719)        (542)
Toll revenue                               2,245        2,216
Purchases/cash transfers/payments         10,656          399
Converted to long-term debt                2,897       10,047
                                        ---------     --------
Increase in payable                      ($4,830)       ($503)
                                        ---------     --------


Increase (decrease) in receivable from U.K. affiliate:
                                           1995         1994
                                        ---------     --------
Network costs                              ($364)     ($1,369)
Toll revenue                               2,050          771
Purchases/cash transfers/payments         (1,750)         826
                                        ---------     --------
Increase (decrease) in receivable           ($64)        $228
                                        ---------     --------


9.  Commitments

The company leases office space, equipment, automobiles, and long distance facilities under various agreements expiring through October 2003.

At December 31, 1995, the minimum aggregate payments under these agreements are as follows:

                                      Operating      Long Distance
Year                                    Leases         Facilities
- ----                                  ---------      -------------
1996                                    $1,616             $ 4,800
1997                                     1,598               4,800
1998                                     1,552               4,800
1999                                     1,506               4,800
2000                                     1,360               4,800
Thereafter                               3,998              13,600
                                      ---------      -------------
                                       $11,630             $37,600
                                      ---------      -------------


The agreement to lease long distance facilities is at a minimum commitment level of $1 million per month for ten years and expires in October 2003.

10.  Contingencies

The company is subject to litigation from time to time in the ordinary course of business. Although the amount of any liability with respect to such litigation cannot be determined, in the opinion of management, such liability as of December 31, 1995 will not have a material adverse effect on the company's financial condition or results of operations.

11.  Capital Stock

The authorized capital stock consists of an unlimited number of common shares and an unlimited number of Class A preferred shares, issuable in series. As at December 31, 1995, 6,601,350 common shares (1994 - 6,600,000) were issued and outstanding.

12.  Stock Options

Common share stock options have been granted to various directors, officers, and managers of the company and ACC Corp. The options have various vesting requirements from issue date and are dependent on the length of service of the individual.


The stock options are summarized as follows:

                                     1995             1994
                                    -------          -------
Balance, beginning of year          362,000          385,000
Granted during the year              84,300           30,000
Surrendered during the year         (28,150)         (53,000)
Exercised during the year            (1,350)               -
                                    -------          -------
Balance, end of year                416,800          362,000
                                    -------          -------

Range of  prices:
                                     1995             1994
                                 -------------    ------------

Granted during the year          $2.50 - 3.35        $8.875
Outstanding at end of year       $2.50 - 11.00    $8.875-11.00
Exercised during the year            $2.50              -

Subsequent to the year-end, the company granted 164,200 common share management stock options with option prices ranging from $3.80 to $5.50 per share, which vest from issue date to 1999.